Calculation of Filing Fee Tables
F-1
SCHMID Group N.V.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary Shares	457(a)	48,428,864	$ 8.245	$ 399,295,983.68	0.0001381	$ 55,142.78
Fees to be Paid	2	Equity	Private Warrants	Other	9,750,000		$ 0.00	0.0001381	$ 0.00
Fees to be Paid	3	Equity	Ordinary Shares	457(a)	21,000,000	$ 19.745	$ 414,645,000.00	0.0001381	$ 57,262.47
Fees to be Paid	4	Equity	Ordinary Shares	457(a)	15,544,042	$ 8.245	$ 128,160,626.29	0.0001381	$ 17,698.98
Fees to be Paid	5	Equity	Ordinary Shares	457(a)	6,217,617	$ 8.245	$ 51,264,252.16	0.0001381	$ 7,079.59
Fees to be Paid	6	Equity	Ordinary Shares	457(a)	1,600,000	$ 8.245	$ 13,192,000.00	0.0001381	$ 1,821.82
Fees to be Paid	7	Equity	Ordinary Shares	457(a)	1,250,000	$ 8.245	$ 10,306,250.00	0.0001381	$ 1,423.29
Fees to be Paid	8	Equity	Ordinary Shares	457(a)	1,000,000	$ 8.245	$ 8,245,000.00	0.0001381	$ 1,138.63
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,025,109,112.13		$ 141,567.56
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 98,126.15
			Net Fee Due:						$ 43,441.41
Offering Note
[1]	Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by Fee Rate. Represents Ordinary Shares of the Registrant outstanding but not yet registered for resale whereof (i) 35,888,325 were issued to certain selling securityholders in connection with the Business Combination (including 5,000,000 nonvested earn-out shares, but excluding 122,565 Ordinary Shares issue to certain investor under non-redemption and investment agreements which have since been sold) and (ii) 12,540,539 were issued to XJ Harbour HK Limited on January 16, 2026. Estimated solely to calculate the registration fee in accordance with Rule 457(c) of the Securities Act on the basis of the average of the high and low sales prices of the Ordinary Shares as reported on the Nasdaq Global Market on February 13, 2026. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also registers an indeterminate number of shares of Ordinary Shares, $0.01 par value per share SCHMID Group N.V. (the "Registrant") which may become issuable by reason of any stock dividend, stock split or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant's Ordinary Shares.

[2]	Represents 9,750,000 private placement warrants (the "Private Warrants") of Registrant not yet registered with each warrant entitling the holder to purchase one Ordinary Share, to be issued to holders of Warrants. The registration fee with respect to the Private Warrants, including the exercise price of, has been allocated to the underlying Ordinary Share included in the registration fee.

[3]	Represents the number of Ordinary Shares issuable upon exercise of the Warrants, including 11,250,000 Public Warrants and the 9,750,000 Private Warrants described above in footnote 2. Pursuant to Rules 457(c) and 457(g) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum offering price per unit is the sum of the average of the high and low prices of the Ordinary Shares as reported on Nasdaq Capital Market on February 13, 2026 ($8.245) and the warrant exercise price per share of common stock ($11.50).

[4]	Represents the maximum number of Ordinary Shares issuable upon a potential conversion of the senior convertible notes issued in connection with an investment agreement dated January 16, 2026. Estimated solely to calculate the registration fee in accordance with Rule 457(c) of the Securities Act on the basis of the average of the high and low sales prices of the Ordinary Shares as reported on the Nasdaq Global Market on February 13, 2026.

[5]	Represents the maximum number of Ordinary Shares issuable upon a potential conversion of the warrants (the 2026 Warrants) issued in connection with the issuance of the senior convertible notes (the 2026 Convertible Notes). Estimated solely to calculate the registration fee in accordance with Rule 457(c) of the Securities Act on the basis of the average of the high and low sales prices of the Ordinary Shares as reported on the Nasdaq Global Market on February 13, 2026.

[6]	Represents the maximum number of Ordinary Shares issuable upon a potential conversion of the convertible term loan signed on December 16, 2025. Estimated solely to calculate the registration fee in accordance with Rule 457(c) of the Securities Act on the basis of the average of the high and low sales prices of the Ordinary Shares as reported on the Nasdaq Global Market on February 13, 2026.

[7]	Represents the maximum number of Ordinary Shares issuable upon a potential exercise of options granted in connection with the convertible term loan signed on December 16, 2025. Estimated solely to calculate the registration fee in accordance with Rule 457(c) of the Securities Act on the basis of the average of the high and low sales prices of the Ordinary Shares as reported on the Nasdaq Global Market on February 13, 2026.

[8]	Represents the maximum number of Ordinary Shares issuable to Arthur Schuetz (CFO) and Helmut Rauch (COO) in connection with their management share bonus plans. Estimated solely to calculate the registration fee in accordance with Rule 457(c) of the Securities Act on the basis of the average of the high and low sales prices of the Ordinary Shares as reported on the Nasdaq Global Market on February 13, 2026.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	1		F-4	333-274701	09/26/2023		$ 40,863.68
Fee Offset Claims	2		F-4	333-274701	09/26/2023		$ 57,262.47
Rule 457(p)
Fee Offset Sources	3	SCHMID Group N.V.	F-4	333-274701		09/26/2023						$ 98,126.15
Explanation of the basis for claimed offset:
[1]	The Registrant previously registered 68,801,188 Ordinary Shares and 21,000,000 Ordinary Shares underlying Public Warrants and Private Warrants, under a registration statement on Form F-4 (File No. 333-274701) ("Prior Registration Statement") and deposited $109,534.00 as registration fees on September 29, 2023. None of the warrants have subsequently been exercised, and consequently, none of the 21,000,000 Ordinary Shares, have been issued or sold under the Prior Registration Statement. The Registrant subsequently filed a Registration Statement on Form F-1 (File No. 333-280095) which was declared effective on September 30, 2024 (the "Prior F-1 Registration Statement"). The Prior F-1 Registration Statement registered 36,010,890 Ordinary Shares and the 21,000,000 Ordinary Shares underlying the Public Warrants and Private Warrants and offset $70,146.56 in previously paid registration fees. None of the Public Warrants and Private Warrants have been exercised since, and consequently, none of the 21,000,000 Ordinary Shares underlying the warrants have been issued or sold under the Prior F-1 Registration Statement. In addition, of the 36,010,890 Ordinary Shares a total of 35,888,325 Ordinary Shares remain unsold by the selling securityholders. The Registrant has terminated the offering of all unsold securities under the Prior F-1 Registration Statement by means of a post-effective amendment thereto. In accordance with Rule 457(p), the Registrant has thus offset $40,863.68 of previously paid but unused registration fees otherwise payable in connection with this Registration Statement in relation to the 35,888,325 Ordinary Shares.

[2]	The Registrant previously registered 68,801,188 Ordinary Shares and 21,000,000 Ordinary Shares underlying Public Warrants and Private Warrants, under a registration statement on Form F-4 (File No. 333-274701) ("Prior Registration Statement") and deposited $109,534.00 as registration fees on September 29, 2023. None of the warrants have subsequently been exercised, and consequently, none of the 21,000,000 Ordinary Shares, have been issued or sold under the Prior Registration Statement. The Registrant subsequently filed a Registration Statement on Form F-1 (File No. 333-280095) which was declared effective on September 30, 2024 (the "Prior F-1 Registration Statement"). The Prior F-1 Registration Statement registered 36,010,890 Ordinary Shares and the 21,000,000 Ordinary Shares underlying the Public Warrants and Private Warrants and offset $70,146.56 in previously paid registration fees. None of the Public Warrants and Private Warrants have been exercised since, and consequently, none of the 21,000,000 Ordinary Shares underlying the warrants have been issued or sold under the Prior F-1 Registration Statement. In addition, of the 36,010,890 Ordinary Shares a total of 35,888,325 Ordinary Shares remain unsold by the selling securityholders. The Registrant has terminated the offering of all unsold securities under the Prior F-1 Registration Statement by means of a post-effective amendment thereto. In accordance with Rule 457(p), the Registrant has thus offset $57,262.47 of previously paid but unused registration fees otherwise payable in connection with this Registration Statement in relation to the 21,000,000 Ordinary Shares underlying the warrants.

Offset Note
[3]	The Registrant previously registered 68,801,188 Ordinary Shares and 21,000,000 Ordinary Shares underlying Public Warrants and Private Warrants, under a registration statement on Form F-4 (File No. 333-274701) ("Prior Registration Statement") and deposited $109,534.00 as registration fees on September 29, 2023. None of the warrants have subsequently been exercised, and consequently, none of the 21,000,000 Ordinary Shares, have been issued or sold under the Prior Registration Statement. The Registrant subsequently filed a Registration Statement on Form F-1 (File No. 333-280095) which was declared effective on September 30, 2024 (the "Prior F-1 Registration Statement"). The Prior F-1 Registration Statement registered 36,010,890 Ordinary Shares and the 21,000,000 Ordinary Shares underlying the Public Warrants and Private Warrants and offset $70,146.56 in previously paid registration fees. None of the Public Warrants and Private Warrants have been exercised since, and consequently, none of the 21,000,000 Ordinary Shares underlying the warrants have been issued or sold under the Prior F-1 Registration Statement. In addition, of the 36,010,890 Ordinary Shares a total of 35,888,325 Ordinary Shares remain unsold by the selling securityholders. The Registrant has terminated the offering of all unsold securities under the Prior F-1 Registration Statement by means of a post-effective amendment thereto on February 13, 2026. In accordance with Rule 457(p), the Registrant has thus offset $97,684.57 of previously paid but unused registration fees otherwise payable in connection with this Registration Statement in relation to the 35,888,325 Ordinary Shares ($40,863.68 based on the average of the high and low prices of the Ordinary Shares as reported on Nasdaq Capital Market on February 13, 2026 ($8.245)) and the 21,000,000 Ordinary Shares underlying the warrants ($57,262.47).

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A